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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC. 20549

                                   Form 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 27, 2000

                              MEDIA GENERAL, INC.
            (Exact name of registrant as specified in its charter)

           Commonwealth of Virginia                        54-0850433
       (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                  Identification No.)

      333 E. Franklin St., Richmond, VA                       23219
   (Address of principal executive offices)                 (Zip Code)

                                (804) 649-6000
             (Registrant's telephone number, including area code)

                                      N/A
                                      ---

             (Former name, former address and former fiscal year,
                        if changed since last report.)

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Item 2.  Acquisition or Disposition of Assets.

     On March 27, 2000, Media General, Inc., (the "Company"), acquired the common stock of Spartan Communications, Inc. (Spartan), a corporation privately held by several hundred shareholders and controlled by approximately ten principal shareholders. The total consideration was approximately $607 million and was derived primarily as a multiple of projected cash flow. This consideration is subject to adjustment during a ninety day post-closing period. All of Spartan's indebtedness was repaid with the proceeds concurrently with the transaction. Approximately $490 million of the purchase price was funded with borrowings under an existing seven-year $1.2 billion revolving credit facility among a consortium of banks, with Bank of America as the administrative agent; the remaining portion was paid with cash on hand.

     The acquisition of Spartan includes 12 network-affiliated television stations (two ABC and ten CBS) and one UPN affiliate which is operated under a local marketing agreement. The stations operate primarily in small and mid-sized markets. Eight of the stations are located in the southeastern United States; the remaining five are situated in the Midwest. The Company intends to continue to use the acquired assets for the same or similar purposes as previously used.

Item 7.  Financial Statements and Exhibits.

a)   Financial Statements of Business Acquired.

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after April 10, 2000.

b)   Pro Forma Financial Information.

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after April 10, 2000.


c)   Exhibits.

     2.1 Plan and Agreement of Merger, dated December 8, 1999, by and among Media General, Inc., Media General Communications, Inc., Media General Broadcasting of South Carolina, Inc., Spartan Communications, Inc., and the Principal Shareholders.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    MEDIA GENERAL, INC.


DATE:  April 3, 2000                /s/ Marshall N. Morton
                                    ----------------------------------------
                                    Marshall N. Morton
                                    Senior Vice President and Chief Financial
                                     Officer

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